EXHIBIT 10.2

AMENDMENT NO. 1

TO THE AIRBUS A380-800F PURCHASE AGREEMENT

DATED AS OF JULY 12, 2002

BETWEEN

AVSA, S.A.R.L.

AND

FEDERAL EXPRESS CORPORATION

This Amendment No.1 (hereinafter referred to as the “Amendment”) is entered into as of December 20, 2005 between AVSA, S.A.R.L., a société à responsabilité limitée organized and existing under the laws of the Republic of France, having its registered office located at 2, Rond-Point Maurice Bellonte, 31700 Blagnac, France (hereinafter referred to as the “Seller”), and Federal Express Corporation, a corporation organized and existing under the laws of the State of Delaware, United States of America, having its principal corporate offices located at 3610 Hacks Cross Road, Memphis, TN 38125 USA (hereinafter referred to as the “Buyer”).

WITNESSETH

WHEREAS, the Buyer and the Seller entered into an A380-800F Purchase Agreement, dated as of July 12, 2002, relating to the sale by the Seller and the purchase by the Buyer of certain Airbus A380-800F aircraft (the “Aircraft”), including ten (10) option aircraft (the “Option Aircraft”), which, together with all Exhibits, Appendixes and Letter Agreements attached thereto is hereinafter called the “Agreement.”

WHEREAS the Seller and the Buyer have agreed to reschedule [ * ] of the Aircraft for good and final consideration described herein [  *  ].

NOW, THEREFORE, IT IS AGREED AS FOLLOWS

1.                                      DEFINITIONS

1.1                                 Capitalized terms used herein and not otherwise defined herein will have the meanings assigned to them in the Agreement. The terms “herein,” “hereof” and “hereunder” and words of similar import refer to this Amendment.

*                                         Blank spaces contained confidential information which has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

2.                                      DELIVERY

2.1                                 The parties hereby agree to reschedule [  *  ]:

[  *  ]

The [  *  ] are henceforth referred to individually as the [  *  ].

2.2                                 [  *  ], Clause 9.1.1 of the Agreement is deleted in its entirety and replaced with the following quoted text:

QUOTE

9.1.1                        Subject to Clauses 2, 7, 8, 10 and 18, the Seller will have the Aircraft Ready for Delivery at the Delivery Location within the following months (each a “Scheduled Delivery Month”).

Firm Aircraft No.	Month/Year of Delivery
1	[ * ]
2	[ * ]
3	[ * ]
4	[ * ]
5	[ * ]
6	[ * ]
7	[ * ]
8	[ * ]
9	[ * ]
10	[ * ]

*                                         Blank spaces contained confidential information which has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

Option Aircraft No.	Month/Year of Delivery
11	[ * ]
12	[ * ]
13	[ * ]
14	[ * ]
15	[ * ]
16	[ * ]
17	[ * ]
18	[ * ]
19	[ * ]
20	[ * ]

2.3                                 Without prejudice to any of the provisions of the Agreement, with respect to [  *  ] with the Scheduled Delivery Month of [  *  ], the parties will make reasonable efforts to complete the Technical Acceptance Process by [  *  ].

UNQUOTE

2.4                                 With respect only to the [  *  ]:

[  *  ]

*                                         Blank spaces contained confidential information which has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

3.                                      CONSIDERATION

3.1                                 In consideration of the rescheduling described in Paragraph 2 above, the Seller agrees [  *  ]:

[  *  ]

*                                         Blank spaces contained confidential information which has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

4.                                      EFFECT OF THE AMENDMENT

The Agreement will be deemed amended to the extent herein provided, and, except as specifically amended hereby, will continue in full force and effect in accordance with its original terms. This Amendment supersedes any previous understandings, commitments or representations whatsoever, whether oral or written, related to the subject matter of this Amendment.

Both parties agree that this Amendment will constitute an integral, nonseverable part of the Agreement and be governed by its provisions, except that if the Agreement and this Amendment have specific provisions that are inconsistent, the specific provisions contained in this Amendment will govern.

5.                                    CONFIDENTIALITY

This Amendment is subject to the confidentiality provisions set forth in Clause 22.7 of the Agreement.

6.                                      ASSIGNMENT

Notwithstanding any other provision of this Amendment or of the Agreement, this Amendment will not be assigned or transferred in any manner without the prior written consent of the Seller, and any attempted assignment or transfer in contravention of the provisions of this Paragraph 6 will be void and of no force or effect.

7.                                    COUNTERPARTS

This Amendment may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered will be an original, but all such counterparts will together constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers or agents on the date first above written.

AVSA, S.A.R.L.

		By:	/s/ MARIE-PIERRE MERLE-BERAL

Marie-Pierre Merle-Beral

Its: Chief Executive Officer

FEDERAL EXPRESS CORPORATION

By:	/s/ PHILLIP C. BLUM

Phillip C. Blum

Its: Vice President